Exhibit 10.1
CALIX, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Section 1. Establishment of the Plan.

The Calix, Inc. Amended and Restated Employee Stock Purchase Plan (as may be amended from time to time, the “Plan”) provides Eligible Employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code. The Plan, which was approved by our stockholders in May 2019, amends and restates the Amended and Restated Employee Stock Purchase Plan effective as of May 17, 2017 (the “Prior Plan”) in its entirety.

Section 2. Definitions.

(a)“Board of Directors” or “Board” means the Board of Directors of the Company.

(b)“Code” means the Internal Revenue Code of 1986, as amended.

(c)“Company” means Calix, Inc., a Delaware corporation.

(d)“Company Affiliate” means any company which is either the parent corporation of the Company (as determined in accordance with Section 424 of the Code) or a Subsidiary.

(e)“Compensation” means the cash remuneration paid to a Participant during a Purchase Period that is reported on Form W-2 for federal income tax purposes (including salary deferrals to the Company’s 401(k) retirement savings plan and contributions to any Code Section 125 plan adopted by the Company). Compensation shall include incentive compensation, commissions, profit sharing payments and bonuses. Notwithstanding the foregoing, Compensation shall exclude overtime and shift differential payments and any special payments (e.g., moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale exchange or other disposition of any stock option and premiums for life and disability insurance).

(f)“Date of Exercise” means the last trading day of each Purchase Period.

(g)“Eligible Employee” means any Employee of a Participating Company (i) who is customarily employed for at least twenty (20) hours per week, (ii) who is customarily employed for more than five (5) months per calendar year, and (iii) who is an Employee at the commencement of a Purchase Period.

In the event an Eligible Employee fails to remain in the continuous employ of a Participating Company customarily for at least twenty (20) hours per week during a Purchase Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her; provided that a Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan during such leave of absence. Notwithstanding the preceding sentence, if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment for purposes of the Plan on the ninety-first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant.

(h)“Employee” means any person who renders services to a Participating Company in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any Board member of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Code Section 3401(c).

(i)“Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:

(A)If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(B)If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(C)If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Plan Administrator in good faith.

(j)“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

(k)“Participating Company” means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

(l)“Plan Account” means the account established for each Participant pursuant to Section 8(a).

(m)“Plan Administrator” means the committee appointed by the Board to administer the Plan pursuant to Section 4.

(n)“Purchase Period” shall mean the period commencing on May 15, 2020 and ending on August 14, 2020 and the six (6) month periods commencing on each August 15 and February 15 thereafter. The duration and timing of Purchase Periods may be changed by the Plan Administrator, in its sole discretion. In no event may a Purchase Period exceed twenty-seven (27) months in length.

(o)“Purchase Price” means the price at which Participants may purchase Stock under Section 8 of the Plan, as determined pursuant to Section 6.

(p)“Stock” means the common stock, par value $0.025, of the Company.

(q)“Stock Administrator” means the Company’s Stock Administration Department or such other person(s) as may be retained by the Company to perform or otherwise be delegated some or all of the duties of the Stock Administrator under this Plan.

(r)“Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

Section 3. Shares Authorized.

The maximum aggregate number of shares which may be issued under the Plan shall be 9,800,000 shares of Stock (subject to adjustment as provided in Section 12 hereof), which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.

Section 4. Administration.

(a)Except as otherwise provided herein, the Plan shall be administered by the Board or by a committee (the “Plan Administrator”) appointed by the Board of Directors which shall consist of not less than two members of the Board. References in this Plan to the “Plan Administrator” shall mean the Board if no Plan Administrator has been appointed. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

(b)No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(c)All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

(d)At the discretion of the Plan Administrator, the Stock Administrator or such persons providing advice or assistance pursuant to Section 4(c), any elections, submission or filings made under the Plan by Eligible Employees and/or any statements or notices provided under the Plan to Eligible Employees in each case may be made electronically or through such “paperless” means as the Plan Administrator, the Stock Administrator or such persons may determine appropriate.

Section 5. Eligibility and Participation.

(a)Any person who qualifies or will qualify as an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan for such Purchase Period. An Eligible Employee may elect to participate by submitting the prescribed enrollment form. The enrollment form shall be filed with the Stock Administrator no later than the filing deadline imposed and communicated to Eligible Employees with respect to the Purchase Period for which such enrollment form is intended to be effective by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such enrollment form is intended to be effective. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1 to 15% of the Participant’s compensation.

(b)By enrolling in the Plan, a Participant shall be deemed to have been granted an option on the first day of each Purchase Period for which he or she is enrolled to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the

Purchase Period for which the Participation is enrolled. However, with respect to any Purchase Period, no Participant shall be eligible to purchase more than two thousand (2,000) shares of Stock provided that such amount shall not result in the limitations set forth in Section 13 being exceeded. Notwithstanding the foregoing, the Plan Administrator, or a committee appointed by the Plan Administrator, which committee may be comprised solely of employees of the Company, shall have the right to amend the limit set forth in this Section 5(b); provided, however, that in no event shall the limit exceed two thousand (2,000) shares of Stock per Purchase Period or the limitations set forth in Section 13.

(c)Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant in a subsequent Purchase Period, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

Section 6. Purchase Price.

The Purchase Price for each share of Stock shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of such share on the first trading day of an applicable Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Date of Exercise for an applicable Purchase Period.

Section 7. Employee Contributions.

A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period; provided, however, that, with respect to a Participant, the Company shall be entitled to discontinue payroll deductions for such Participant during a Purchase Period to the extent that the Company determines that the payroll deductions for such Participant during such Purchase Period will cause the Participant to exceed the limitations set forth in Sections 5 or 13; provided, further, that the Company will recommence payroll deductions for such Participant on the first day of the next Purchase Period to the extent the limitation set forth in Section 13 has not been exceeded. If a Participant desires to decrease the rate of payroll withholding during a Purchase Period, he or she may do so one time during a Purchase Period by submitting the prescribed percentage change form with the Stock Administrator. Such decrease will be effective no later than the first day of the second payroll period which begins following the receipt of the new percentage change form. If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage change form with the Stock Administrator on or before the date imposed and communicated to Eligible Employees by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such change is to be effective.

Section 8. Plan Accounts; Purchase of Shares.

(a)The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

(b)As of each Date of Exercise, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 8(c) and 13) shall be purchased from the Company with the funds in the Participant’s Plan Account. The number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to the enrollment form (which shall be uniform) between each

Participant and the Company and subject to the conditions described therein (which may include, without limitation, restrictions on transferability of the shares of Stock so purchased).

(c)In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be refunded to the Participant.

(d)Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant’s Plan Account for the succeeding Purchase Period, without interest. Any amount remaining in the Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

(e)Unless otherwise determined by the Plan Administrator, as soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
Section 9. Withdrawal from the Plan.

A Participant may elect to withdraw from participation under the Plan at any time up to seven (7) days prior to the last day of a Purchase Period by submitting the prescribed withdrawal form with the Stock Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

Section 10. Effect of Termination of Employment or Death.

(a)Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to the last day of a Purchase Period.

(c)Such designation of beneficiary may be changed by the Participant at any time by submitting the prescribed designation of beneficiary change form with the Stock Administrator. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 11. Rights Not Transferable.

The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by will or the laws of descent and distribution, and during the Participant’s lifetime, purchase rights in the Plan shall be exercisable only by the Participant. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9.

Section 12. Recapitalization, Etc.

(a)The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company.

(b)In the event of a dissolution or liquidation of the Company, this Plan shall terminate, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

(c)In the event of a sale of all or substantially all of the assets of the Company, an acquisition of the Company or the merger of the Company with or into another corporation, each outstanding Purchase Period shall be assumed or an equivalent Purchase Period substituted by the successor corporation or acquiror or a Parent or Subsidiary of the successor corporation or acquiror. In the event that the successor corporation or acquirer refuses to assume or substitute for the Purchase Period, the Purchase Period shall be shortened by setting a new Date of Exercise (the “New Exercise Date”). The New Exercise Date shall be before the date of the applicable transaction. The Company shall notify each Participant in writing at least five (5) days prior to the New Exercise Date, that the Date of Exercise for the Purchase Period has been changed to the New Exercise Date and that the purchase shall automatically occur on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Purchase Period pursuant to Section 9.

(d)The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation, reorganization or other corporate transaction.

Section 13. Limitation on Stock Ownership.

Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Company Affiliates would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

Section 14. No Rights as an Employee.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

Section 15. Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance to the brokerage account designated by the Plan Administrator the shares of Stock issued pursuant to the Plan.

Section 16. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 17. Amendment or Termination of the Plan.

Except as otherwise provided herein, the Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules. The Plan shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

Section 18. Governing Law.

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

Section 19. Stockholder Approval.

No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Company; and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Stock is listed for trading and all other applicable requirements established by law or regulation. Such stockholder approval shall be prior to the earlier to occur of: (a) the first Date of Exercise of the Plan and (b) the twelve (12) month anniversary of the adoption of the Plan, provided, however, that such approval may not occur prior to twelve (12) months before the adoption of the Plan. In the event the Plan shall not have been approved by the stockholders of the Company prior to the first Date of Exercise of the Plan, the Plan shall terminate and all purchase rights granted under the Plan shall be canceled and become null and void.

Section 20. Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 and the Treasury regulations and other guidance promulgated thereunder will, without further act or amendment by the Company, the Board or the Plan Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or such Treasury regulations or guidance.

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